Exhibit 99.1

For Immediate Release David Peikin Senior Director, Corporate Communications (301) 592-6361 david_peikin@choicehotels.com

David White Chief Financial Officer (301) 592-5177 david_white@choicehotels.com

CHOICE HOTELS BOARD AUTHORIZES THREE MILLION SHARE

INCREASE IN REPURCHASE PROGRAM

Silver Spring, Md. (September 18, 2007) – Choice Hotels International, Inc. (NYSE:CHH) today announced its Board of Directors has authorized an increase under the Company’s existing stock repurchase program to acquire up to an additional three million shares of its outstanding common stock.

“This increase in our share repurchase authorization gives us flexibility to continue opportunistic share repurchases that enhance shareholder value,” said Charles A. Ledsinger, Jr., vice chairman and chief executive officer. “With one million shares still available under the previous authorization, we now have four million shares available for future repurchase.”

Choice expects to repurchase shares from time to time in the open market and through negotiated private transactions, subject to market and other conditions. Through September 17, 2007, Choice has repurchased approximately 37.8 million shares (including 33.0 million prior to the two-for-one stock split effected in October 2005) of common stock at a total cost of $867.1 million since the program was initiated in 1998. Considering the effect of the two-for-one stock split, the company has repurchased 70.8 million shares at an average price of $12.26. Year-to-date through September 17, 2007, the company has repurchased 4.1 million shares of common stock at a total cost of approximately $155.2 million. As of September 17, 2007, the Company had four million shares remaining under our current board of directors’ authorization.

The repurchased shares will be held in treasury and may be used by Choice for general corporate purposes, including future acquisitions and the Company’s stock-based employee and director benefit plans. As of September 17, 2007, Choice has approximately 62.8 million shares of common stock outstanding.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections for the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations. We caution you not to place undue reliance on any forward- looking statements, which are made as of the date of this press release. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in Risk Factors section of the company’s Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 1, 2007. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About Choice

Choice Hotels International franchises more than 5,400 hotels, representing more than 445,000 rooms, in the United States and 38 countries and territories. As of June 30, 2007, 858 hotels are under development in the United States, representing 67,740 rooms, and an additional 85 hotels, representing 8,007 rooms, are under development in more than 20 countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide.

Additional corporate information may be found on the Choice Hotels Internet site, which may be accessed at www.choicehotels.com.

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Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International.

© 2007 Choice Hotels International, Inc. All rights reserved.